EXHIBIT 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated November 24, 2004 relating to the financial statements and financial highlights which appears in the September 30, 2004 Annual Report to Shareholders of the Scudder Growth and Income Fund (a series of Investment Trust), which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm (“Auditor”) and in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties” in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm and Reports to Shareholders”, “Financial Highlights” and “Financial Statements” included in Form N-1A of Scudder Growth and Income Fund dated February 1, 2005, which is incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 15, 2005